UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices)        (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2006, by resolution of the Board of Directors (the “Board of Directors”) of Integral Systems, Inc. (the “Company”) and in accordance with the recommendations of the Company’s Compensation Committee, (i) the directors fee of R. Doss McComas, Chairman of the Board, was approved at an amount equal to $12,000 per month in consideration of Mr. McComas’ increased duties as Chairman as well as his increased duties resulting from the Company’s exploration of strategic alternatives, including a possible sale of the Company, to maximize shareholder value and (ii) each of the Company’s independent Directors were granted the option to purchase 20,000 shares of the Company’s common stock.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2006, by resolution of the Board of Directors, Peter J. Gaffney was elected to the Board of Directors as a Class I Director, William F. Leimkuhler was elected to the Board of Directors as a Class II Director, and Thomas L. Gough was elected to the Board of Directors as a Class III Director (immediately after his resignation as a Class II Director of the Company). Mr. Gaffney will serve for the remainder of the term (which expires at the annual meeting of the Company’s stockholders in 2009) and until his successor is duly elected and qualifies, Mr. Leimkuhler will serve for the remainder of the term (which expires at the annual meeting of the Company’s stockholders in 2007) and until his successor is duly elected and qualifies, and Mr. Gough will serve for the remainder of the term (which expires at the annual meeting of the Company’s stockholders in 2008) and until his successor is duly elected and qualifies. Mr. Leimkuhler was also appointed to serve on the Company’s Audit Committee and Compensation Committee. There is no arrangement or understanding between any of Messrs. Gaffney, Leimkuhler or Gough and any other persons pursuant to which any of them was selected as a director. There were not any transactions, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of Messrs. Gaffney, Leimkuhler or Gough or any member of the immediate family of Messrs. Gaffney, Leimkuhler or Gough had, or will have, a direct or indirect material interest (other than compensation for Messrs. Gaffney and Gough in their capacities as employees and officers of the Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough

Thomas L. Gough

President

Date: May 9, 2006